SECURITIES AND EXCHANGE COMMISSION
Washington, DC 10549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2005

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant’s telephone number,
including area code:
(616) 527-9450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On October 6, 2005, Independent Bank Corporation (the "Corporation") entered into a Retirement Agreement with Charles C. Van Loan, Chairman of the Board of Directors of the Corporation. Mr. Van Loan has been employed by Independent Bank Corporation since 1980 and served as its President and Chief Executive Officer from 1993 through 2004. The Retirement Agreement provides that Mr. Van Loan will retire as an employee of the Corporation effective December 31, 2005.

Pursuant to the Retirement Agreement and in consideration of Mr. Van Loan's past services to the Corporation, the Corporation will make a payment of $338,000 to Mr. Van Loan by December 31, 2005, and will provide him with certain other benefits as set forth in the Retirement Agreement. The Corporation will be taking an after-tax charge to earnings of approximately $250,000 (or $0.01 per diluted share) in the third quarter of 2005 in connection with its obligations pursuant to the Retirement Agreement.

The disclosures set forth in this Current Report are qualified in their entirety by reference to the terms of the Retirement Agreement, a copy of which is attached to this Current Report as Exhibit 99.1 and the provisions of which are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(c)	Exhibits

99.1	Retirement Agreement by and between Independent Bank Corporation and Charles C. Van Loan, dated October 6, 2005, effective December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 7, 2005	INDEPENDENT BANK CORPORATION (Registrant) By /s/ Robert N. Shuster ————————————— Robert N. Shuster Executive VP and Chief Financial Officer